UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2009

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

On February 9, 2009, True Religion Apparel, Inc. (the “Company”) announced by press release that it will release its fourth quarter and full year 2008 financial results after the market close on Wednesday, February 25, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01         Other Events

On February 9, 2009, the Company announced by press release that its 2009 Annual Stockholders Meeting is currently expected to be held on May 14, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Because the expected date of the 2009 Annual Stockholders Meeting is more than 30 days before the anniversary of the 2008 Annual Stockholders Meeting, under Rule 14a-8 of the Securities Exchange Act of 1934, stockholders must deliver proposals for inclusion in the proxy materials for such meeting no later than the close of business on March 6, 2009. Such proposals must comply with the requirements of Rule 14a-8 and the Company’s bylaws.

In accordance with the Company’s bylaws, for director nominations or other business to be brought before the 2009 Annual Stockholders Meeting, other than Rule 14a-8 proposals described above, written notice must be delivered no later than the close of business on February 19, 2009. Such notices must also comply with the requirements of the Company’s bylaws.

Any stockholder proposal or notice must be delivered to the Secretary, True Religion Apparel, Inc., 2263 E. Vernon Avenue, Vernon, California  90058.

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated February 9, 2009, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 9, 2009	TRUE RELIGION APPAREL, INC.

                                                                                                          By:       /s/ Peter F. Collins
                                                                                                          Name:  Peter F. Collins
                                                                                                          Title:    Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated February 9, 2009, of True Religion Apparel, Inc.